Nephros Announces $1.2 Million Private Placement

RIVER EDGE, NJ, March 17, 2017 / Nephros, Inc. (OTCQB:NEPH) (the “Company”), a commercial stage medical device company that develops and sells high performance liquid purification ultrafilters and an on-line mid-dilution hemodiafiltration system for use with a hemodialysis (HD) machine for the treatment of patients with End Stage Renal Disease (ESRD), today announced that it has entered into definitive agreements to sell 4,059,994 shares of common stock at a purchase price of $0.30 per share to institutional and accredited investors. In connection with the offering, the investors will also receive warrants to purchase up to an aggregate of 4,059,994 shares of common stock with an exercise price of $0.30 per share and are exercisable for a five year term. The transaction is expected to close on or about March 22, 2017, subject to satisfying customary closing conditions.

Maxim Group LLC is acting as the sole placement agent for the offering.

The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities law. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. Pursuant to its agreement with the investors, the Company has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock and shares issuable upon the exercise of the warrants within sixty days of the closing date.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy such common stock or warrants, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

About Nephros, Inc.

Nephros is a commercial stage medical device company that develops and sells high performance liquid purification filters, as well as a hemodiafiltration system for the treatment of patients with end stage renal disease. Its filters, which it calls ultrafilters, are used primarily in medical applications. Nephros ultrafilters are used by dialysis centers for the removal of biological contaminants from the water and bicarbonate concentrate feeding hemodialysis devices. Additionally, Nephros ultrafilters are used in hospitals and medical clinics as an aid in infection control by retaining bacteria (e.g., Legionella, Pseudomonas), virus and endotoxin from water used by patients. For more information about Nephros, please visit the company’s website at www.nephros.com.

Forward-Looking Statements

This release contains forward-looking statements that are subject to various risks and uncertainties. Such statements include statements regarding the expected timing of closing the sale of the shares and warrants and other statements that are not historical facts , including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including changes in business, economic and competitive conditions, regulatory reforms, foreign exchange rate fluctuations, uncertainties in litigation or investigative proceedings, and the availability of financing. These and other risks and uncertainties are detailed in Nephros Inc.’s reports filed with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2015. Nephros, Inc. does not undertake any responsibility to update the forward-looking statements in this release.

Contact Information

Investors:

PCG Advisory Group

Kirin M. Smith

Chief Operating Officer

Direct: 646-863-6519

www.pcgadvisory.com

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